SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934



Filed by the Registrant                              [ X ]

Filed by a Party other than the Registrant           [   ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

             Super 8 Motels II, Ltd., a California limited partnership
                (Name of Registrant as Specified In Its Charter)

                                      N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required.


[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


         1) Title of each class of securities to which transaction applies:

                  -------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

                  -------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


                  -------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:


                  ------------------------------------------------------


         5)       Total fee paid:


                  ------------------------------------------------------


[X]      Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                  $440

         2)       Form, Schedule or Registration Statement No.:

                  Schedule 14A

         3)       Filing Party:

                  Registrant

         4)       Dated Filed:

                  May 15, 1998

December 11, 1998

To the Limited Partners of Super 8 Motels II, Ltd:

Approximately three weeks have passed since proxy materials were mailed to all of the limited partners of the Partnership.

Although a sizeable percentage of them have signed and returned their ballots, many have not as yet done so. Therefore, we urge them to do so now.

For your convenience, since you may have misplaced the original ballot, we are enclosing a new ballot for your use. Please mark, sign, and return it in the enclosed stamped envelope.

We thank you for your cooperation. We invite you to call us if you have any questions.

Yours truly,



Grotewohl Management Services,


/s/ Philip Grotewohl
Philip Grotewohl, Chairman